Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2010

Fremont, CA, July 23, 2009 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NASDAQ: NWK) today reported results for its fiscal first quarter, ended June 26, 2009.

Total revenue in the first quarter was $19.5 million, a 53% improvement from $12.7 million in the prior quarter and a 25% improvement from $15.6 million in the first quarter of the prior fiscal year.  The improvement in revenue reflects strength in sales in all the markets NET targets, including the Federal government, commercial international customers, and commercial domestic enterprises.

Net loss in the first quarter was $3.7 million, or $0.13 per share, compared to a net loss of $9.3 million, or $0.32 per share, in the fourth quarter of fiscal 2009 and a net loss of $9.8 million, or $0.34 per share, in the first quarter of fiscal 2009.

Cash and investment balances at the end of the first quarter were $94.7 million, down from $98.2 million at the end of the prior quarter. The company used $1.9 million for the repurchase of $2.5 million of convertible bonds, at a gain.

On a non-GAAP basis, net loss was $2.0 million, or $0.07 per share, compared to a net loss of $7.3 million, or $0.25 per share, in the prior quarter, and a net loss of $11.2 million, or $0.39 per share, in the first quarter of the prior year. Non-GAAP net loss adjusts for non-cash compensation, amortization of acquired intangibles, restructure charges, gains from the early extinguishment of debt, and other significant non-recurring items, including the separation charges related to the retirement of our former Federal sales executive. Refer to the table below for reconciliation of GAAP to non-GAAP net loss.

“We are seeing more acceptance in the market for our IP-based solutions as customers select NET for interoperability, performance, security, and ease of use. The majority of our investment focus today continues to be on developing solutions for this market. In the first quarter, nearly two thirds of our product revenue came from IP-based solutions delivered to commercial enterprises and government entities, both Federal and international, predominantly seeking our Voice-over-IP switches,” said President and CEO C. Nicholas Keating, Jr.  “We continue to work closely with ‘tier-1’ service providers, global system integrators, regional telecommunications partners, and enterprises, as they deploy their network applications. Leveraging our growing reseller and distribution partners positions us well to expand customer penetration worldwide.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (800) 591-6923 or (617) 614-4907 and provide conference ID#39006866 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on July 30, 2009; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 96215175.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (NET) provides network and VoIP solutions to enterprises and government agencies that seek to reduce the cost to deploy next generation unified and secure communications applications. For a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company's broad family of products enables interoperability and integration with existing networks for migration to secure IP-based communications. Broadening NET's voice solutions, Quintum Technologies, now a part of NET, is a VoIP innovator whose applications bring the reliability and clarity of public telephone networks to Internet telephony and unified communications. NET is headquartered in Fremont, CA and has 14 offices worldwide including the US, the UK, France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions through a direct sales force and an international network of resellers and distributors. For more information, visit www.net.com.

Use of Non-GAAP Financial Information

To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, NET has provided certain non-GAAP net income (loss) financial measures that adjust for the company’s non-cash stock-based compensation expense, amortization of intangible assets from our acquisition of Quintum, severance and restructure-related charges, and gain on extinguishment of debt. These non-GAAP measures may include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. NET believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and reflect NET’s ongoing business in a manner that allows meaningful period-to-period comparisons. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward Looking Statements

This press release contains forward-looking statements, relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, including relations with and performance by third-party technology providers, achieving broad market acceptance for our products, federal government budget matters and procurement decisions, and the volume and timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	June 26, 2009	June 27, 2008
Revenue:
Product	$15,865	$12,039
Service	3,645	3,535
Total revenue	19,510	15,574
Costs of revenue:
Cost of product revenue	7,357	9,356
Cost of service revenue	3,281	3,673
Total cost of revenue	10,638	13,029
Gross margin	8,872	2,545
Operating expenses:
Sales and marketing	5,392	5,748
Research and development	4,625	6,307
General and administrative	2,867	3,791
Restructure and other costs	38	242
Total operating expenses	12,922	16,088
Loss from operations	(4,050)	(13,543)
Other income (expense), net	(72)	113
Interest expense, net	(88)	(105)
Gain on extinguishment of debt	555	3,714
Loss before taxes	(3,655)	(9,821)
Income tax provision	58	17
Net loss	$(3,713)	$(9,838)

Per share amounts
Net loss:
Basic	$(0.13)	$(0.34)
Diluted	$(0.13)	$(0.34)

Common and common equivalent shares:
Basic	28,923	28,884
Diluted	28,923	28,884

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 26, 2009 (unaudited)	March 27, 2009 (1)
Current assets:
Cash and investments	$93,577	$97,021
Restricted cash	1,158	1,154
Accounts receivable, net	9,603	7,091
Inventories	6,491	7,364
Prepaid expenses and other assets	9,386	10,073
Total current assets	120,215	122,703

Property and equipment, net	6,012	6,505
Other assets	4,063	4,225
Total assets	$130,290	$133,433
Liabilities and Stockholders’ Equity
Accounts payable	$6,144	$4,257
Other current liabilities	14,456	15,084
Total current liabilities	20,600	19,341

Long-term liabilities	4,090	4,568
3 ¾% convertible senior notes	10,500	13,000
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	71,396	72,820
Total liabilities and stockholders’ equity	$130,290	$133,433

(1) Derived from audited consolidated financial statements as of March 27, 2009.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(Unaudited – in thousands, except per share data)

	Quarter Ended
	June 26, 2009	June 27, 2008

GAAP net loss	$(3,713)	$(9,838)
Stock based compensation expense:
Cost of product revenue	116	95
Cost of service revenue	112	68
Sales and marketing	657	304
Research and development	460	274
General and administrative	386	478
Acquisition related amortization:
Acquired intangibles
Cost of product revenue	—	355
Sales and marketing	—	398
General and administrative	—	53
Severance and restructure related:
General and administrative, accretion of discount on future cash flows from subleases	57	42
Sales and marketing, severance	490	—
Restructure, primarily severance	38	242
Other income/(expense) gain on extinguishment of debt	(555)	(3,714)
Non-GAAP net loss	$(1,952)	$(11,243)
Non-GAAP net loss per share data:
Basic	$(0.07)	$(0.39)
Diluted	$(0.07)	$(0.39)
Common and common equivalent shares:
Basic	28,923	28,884
Diluted	28,923	28,884